EXHIBIT (n)

AMENDED AND RESTATED MULTIPLE CLASS PLAN FOR EATON VANCE FUNDS

Dated April 26, 2016

WHEREAS, each trust (each a “Trust”) listed on Schedule A engages in business as an open-end investment company and is registered as such under the Investment Company Act of 1940, as amended (the “Act”);

WHEREAS, the Trustees (hereafter the “Trustees”) of each Trust have established and designated one or more series of the Trust as shown on Schedule A hereto (each a “Fund”);

WHEREAS, the Trustees of each Trust have established one or more class of shares of certain Funds as shown on Schedule A (the “Classes”);

WHEREAS, each Fund is established in accordance with Section 18(f)(2) of the Act, its shares are registered on Form N-1A under the Securities Act of 1933, as amended and/or the Act, and it is entitled to have a multiple class plan adopted on its behalf by the Trust pursuant to Rule 18f-3 under the Act (the “Rule”);

WHEREAS, the Trustees of the Trust desire to amend and replace the currently effective multiple class plan dated March 17, 2014 by amending and restating such plan to (i) identify each Fund and Classes thereof on Schedule A; and (ii) restate  the separate arrangements, expense allocations, and any related conversion features or exchange privileges of the Classes; and

WHEREAS, the Trustees of the Trust (including a majority of those Trustees who are not interested persons of the Trust) have determined that adoption of this Amended and Restated Multiple Class Plan (the “Plan”), including the Class expense allocations set forth herein, is in the best interests of each Class individually and each Fund as a whole.

NOW, THEREFORE, each Trust hereby adopts this Plan on behalf of each Fund in accordance with the Rule.

I.

IDENTIFICATION OF FUNDS AND CLASSES

The Funds of each Trust and any Classes thereof are set forth on Schedule A.  Each Fund and Class shall have the rights and preferences as set forth in the Trust’s Declaration of Trust and as indicated in Section II below or by the adoption by the Trustees of a resolution that sets forth or otherwise identifies, such rights and preferences.

II.

MULTIPLE CLASS STRUCTURE

Each Fund may continuously offer the Classes of shares identified on Schedule A.

Shares of each Class shall represent an equal pro rata interest in such Fund and shall have the voting, dividend, liquidation, and other rights, preferences, powers, restrictions, limitations, qualifications and terms and conditions set forth in the Declaration of Trust, as amended, subject to the following:

A.

Designation and Manner of Offering

Each Class shall have a different designation as set forth below and shall be offered subject to the following:

1.

Class A Shares.  Class A shares are offered at net asset value (“NAV”) subject to a sales charge on the terms described in each Fund’s prospectus.  Class A shares are subject to distribution and service fees payable pursuant to a plan adopted in accordance with Rule 12b-1 under the Act (the “Distribution Plan”);

2.

Class B Shares.  Class B shares are currently closed to investment, but were formerly offered at NAV generally subject to a contingent deferred sales charge (“CDSC”) on the terms described in each Fund’s prospectus.  Class B shares are subject to distribution fees and service fees payable pursuant to the Distribution Plan;

3.

Class C Shares.  Class C shares are offered at NAV generally subject to a CDSC on the terms described in each Fund’s prospectus.  Class C shares are subject to distribution fees and service fees payable pursuant to the Distribution Plan;

4.

Institutional Class Shares/Class I Shares.  Institutional Class shares and Class I shares are offered at NAV without the imposition of a sales charge on the terms described in each Fund’s prospectus.  Institutional Class and Class I shares are not subject to distribution and service fees.

5.

Investor Class Shares.  Investor Class shares are offered at NAV without the imposition of a sales charge on the terms described in each Fund’s prospectus.  Investor Class shares are subject to distribution and service fees payable pursuant to the Distribution Plan;

6.

Advisers Class Shares.  Advisers Class shares are offered at NAV without the imposition of a sales charge on the terms described in each Fund’s prospectus.  Advisers Class shares are subject to distribution and service fees payable pursuant to the Distribution Plan;

7.

Class R Shares.  Class R shares are offered at NAV without the imposition of a sales charge on the terms described in each Fund’s prospectus.  Class R shares are subject to distribution fees and service fees payable pursuant to the Distribution Plan; and

8.

Class R6 Shares.  Class R6 shares are offered at NAV without the imposition of a sales charge on the terms described in each Fund’s prospectus.  Class R6 shares are not subject to distribution and service fees.

B.

Exchange Privileges and Conversion Features

1.

Class B shares of a Fund automatically convert to such Class A shares of such Fund as described in the Fund’s prospectus and statement of additional information.  Such conversion will occur during the month following the expiration of the holding period provided in each relevant Fund’s prospectus.  Such conversion shall be effected on the basis of the relative NAVs per share of the two Classes without the imposition of any sales charge, fee or other charge.  For purposes of this conversion, all distributions paid on such Class B shares which the shareholder elects to reinvest in Class B shares will be considered to be held in a separate sub-account. Upon the conversion of such Class B shares not acquired through the reinvestment of distributions, a pro rata portion of the Class B shares held in the sub-account will also convert to such Class A shares.  This portion will be determined by the ratio that such Class B shares being converted bear to the total of Class B shares (excluding shares acquired through reinvestment) in the account.

2.

Shares of one Class of a Fund may be voluntarily exchanged for another Class of the same Fund at the discretion of a shareholder in accordance with the terms of the Fund’s prospectus.

3.

Each Class of a Fund may be exchanged for shares of a Class offered on the same terms of another Fund in accordance with the terms of the relevant Fund’s prospectus.

C.

Allocations

Fund allocations shall be made as follows:

1.

Realized and unrealized capital gains and losses shall be allocated to each Class proportionately based on the NAV of that Class in relation to the NAV of the Fund.

2.

Income and Fundwide Expenses (as defined below) shall be allocated to each Class proportionately based on the NAV of that Class in relation to the NAV of the Fund subject to the following:

a.

Fundwide Expenses are all expenses other than (i) distribution and service fees and (ii) authorized sub-accounting, recordkeeping and similar administrative fees payable to financial intermediaries (“sub-accounting fees”), which shall be allocated as follows:

i.

Distribution fees and services fees shall be allocated only to the Class to which they relate; and

ii.

Sub-accounting fees shall be allocated only to Classes that are not prohibited by prospectus from paying such fees and such fees shall be allocated in relation to the NAV of all such Classes.

b.

Daily Dividend Funds (as defined in the Rule) shall allocate income, Fundwide Expenses and sub-accounting fees based on the Settled Shares Method (as defined in the Rule).

III.

BOARD REVIEW

1.

The Plan shall not take effect until after it has been approved by both a majority of Trustees and a majority of those Trustees who are not interested persons of the Trust.

2.

The Plan shall continue indefinitely, unless terminated or amended.  All material amendments to the Plan shall be approved by the Trustees in the manner provided for in Section III.1. above.  Additional Funds may become subject to the Plan upon Trustee approval as provided for in Section III.1. above and amendment of Schedule A.

IV.

MISCELLANOUS

The Trustees and the shareholders of each Fund shall not be liable for any obligations of the respective Trust or any Fund under the Plan, and the principal underwriter or any other person, in asserting any rights or claims under the Plan, shall look only to the assets of the respective Trust or such Fund in settlement of such right or claim, and not to such Trustees or shareholders.

*          *          *

Schedule A

Schedule of Share Classes and Annual 12b-1 Distribution and Service Fees

(as a % of average daily net assets)

	A	B	C	I	Investor	Inst’l*	Advisers	R(1)	R6
Eaton Vance Growth Trust
Eaton Vance Atlanta Capital Focused Growth Fund	0.25	N/A	1.00	None	N/A	N/A	N/A	N/A	N/A
Eaton Vance Atlanta Capital Select Equity Fund	0.25	N/A	1.00	None	N/A	N/A	N/A	N/A	N/A
Eaton Vance Atlanta Capital SMID-Cap Fund	0.25	N/A	1.00	None	N/A	N/A	N/A	0.75	None
Eaton Vance Focused Global Opportunities Fund	N/A	N/A	N/A	None	N/A	N/A	N/A	N/A	N/A
Eaton Vance Focused Growth Opportunities Fund	0.25	N/A	1.00	None	N/A	N/A	N/A	N/A	N/A
Eaton Vance Focused International Opportunities Fund	N/A	N/A	N/A	None	N/A	N/A	N/A	N/A	N/A
Eaton Vance Focused Value Opportunities Fund	0.25	N/A	1.00	None	N/A	N/A	N/A	N/A	N/A
Eaton Vance Greater China Growth Fund	0.30	1.00	1.00	None	N/A	N/A	N/A	N/A	N/A
Eaton Vance Hexavest Emerging Markets Equity Fund	0.25	N/A	N/A	None	N/A	N/A	N/A	N/A	N/A
Eaton Vance Hexavest Global Equity Fund	0.25	N/A	N/A	None	N/A	N/A	N/A	N/A	N/A
Eaton Vance Hexavest International Equity Fund	0.25	N/A	N/A	None	N/A	N/A	N/A	N/A	N/A
Eaton Vance International Small-Cap Fund	0.25	N/A	N/A	None	N/A	N/A	N/A	N/A	N/A
Eaton Vance Richard Bernstein All Asset Strategy Fund	0.25	N/A	1.00	None	N/A	N/A	N/A	N/A	N/A
Eaton Vance Richard Bernstein Equity Strategy Fund	0.25	N/A	1.00	None	N/A	N/A	N/A	N/A	N/A
Eaton Vance Richard Bernstein Market Opportunities Fund	0.25	N/A	1.00	None	N/A	N/A	N/A	N/A	N/A
Eaton Vance Worldwide Health Sciences Fund	0.25	1.00	1.00	None	N/A	N/A	N/A	0.75	N/A

Eaton Vance Investment Trust (2)
Eaton Vance Floating-Rate Municipal Income Fund	0.25	N/A	N/A	None	N/A	N/A	N/A	N/A	N/A
Eaton Vance Massachusetts Limited Maturity Municipal Income Fund	0.25	N/A	1.00	None	N/A	N/A	N/A	N/A	N/A
Eaton Vance National Limited Maturity Municipal Income Fund	0.25	1.00	1.00	None	N/A	N/A	N/A	N/A	N/A
Eaton Vance New York Municipal Opportunities Fund (formerly Eaton Vance New York Limited Maturity Municipal Income Fund)	0.25	N/A	1.00	None	N/A	N/A	N/A	N/A	N/A

Eaton Vance Municipals Trust (3)
Eaton Vance Arizona Municipal Income Fund	0.25	1.00	1.00	None	N/A	N/A	N/A	N/A	N/A
Eaton Vance California Municipal Opportunities Fund	0.25	N/A	1.00	None	N/A	N/A	N/A	N/A	N/A
Eaton Vance Connecticut Municipal Income Fund	0.25	1.00	1.00	None	N/A	N/A	N/A	N/A	N/A
Eaton Vance Georgia Municipal Income Fund	0.25	1.00	1.00	None	N/A	N/A	N/A	N/A	N/A
Eaton Vance Maryland Municipal Income Fund	0.25	1.00	1.00	None	N/A	N/A	N/A	N/A	N/A
Eaton Vance Massachusetts Municipal Income Fund	0.25	N/A	1.00	None	N/A	N/A	N/A	N/A	N/A
Eaton Vance Minnesota Municipal Income Fund	0.25	1.00	1.00	None	N/A	N/A	N/A	N/A	N/A
Eaton Vance Missouri Municipal Income Fund	0.25	1.00	1.00	None	N/A	N/A	N/A	N/A	N/A
Eaton Vance Municipal Opportunities Fund	0.25	N/A	1.00	None	N/A	N/A	N/A	N/A	N/A
Eaton Vance National Municipal Income Fund	0.25	1.00	1.00	None	N/A	N/A	N/A	N/A	N/A
Eaton Vance New Jersey Municipal Income Fund	0.25	N/A	1.00	None	N/A	N/A	N/A	N/A	N/A
Eaton Vance New York Municipal Income Fund	0.25	1.00	1.00	None	N/A	N/A	N/A	N/A	N/A
Eaton Vance North Carolina Municipal Income Fund	0.25	1.00	1.00	None	N/A	N/A	N/A	N/A	N/A
Eaton Vance Ohio Municipal Income Fund	0.25	N/A	1.00	None	N/A	N/A	N/A	N/A	N/A
Eaton Vance Oregon Municipal Income Fund	0.25	1.00	1.00	None	N/A	N/A	N/A	N/A	N/A
Eaton Vance Pennsylvania Municipal Income Fund	0.25	1.00	1.00	None	N/A	N/A	N/A	N/A	N/A
Eaton Vance South Carolina Municipal Income Fund	0.25	1.00	1.00	None	N/A	N/A	N/A	N/A	N/A
Eaton Vance Virginia Municipal Income Fund	0.25	1.00	1.00	None	N/A	N/A	N/A	N/A	N/A

Eaton Vance Municipals Trust II (3)
Eaton Vance High Yield Municipal Income Fund	0.25	1.00	1.00	None	N/A	N/A	N/A	N/A	N/A
Eaton Vance TABS 1-to-10 Year Laddered Municipal Bond Fund	0.25	N/A	1.00	None	N/A	N/A	N/A	N/A	N/A
Eaton Vance TABS 5-to-15 Year Laddered Municipal Bond Fund	0.25	N/A	1.00	None	N/A	N/A	N/A	N/A	N/A
Eaton Vance TABS 10-to-20 Year Laddered Municipal Bond Fund	0.25	N/A	1.00	None	N/A	N/A	N/A	N/A	N/A
Eaton Vance TABS Intermediate-Term Municipal Bond Fund	0.25	N/A	1.00	None	N/A	N/A	N/A	N/A	N/A
Eaton Vance TABS Short-Term Municipal Bond Fund	0.25	N/A	1.00	None	N/A	N/A	N/A	N/A	N/A

A-1

exhibitn_ex-99zn.doc

	A	B	C	I	Investor	Inst’l*	Advisers	R(1)	R6
Eaton Vance Mutual Funds Trust
Eaton Vance AMT-Free Municipal Income Fund	0.25	1.00	1.00	None	N/A	N/A	N/A	N/A	N/A
Eaton Vance Core Plus Bond Fund	0.25	N/A	1.00	None	N/A	N/A	N/A	N/A	N/A
Eaton Vance Currency Income Advantage Fund	0.30	N/A	N/A	None	N/A	N/A	N/A	N/A	N/A
Eaton Vance Diversified Currency Income Fund	0.30	N/A	1.00	None	N/A	N/A	N/A	N/A	N/A
Eaton Vance Emerging Markets Local Income Fund	0.30	N/A	1.00	None	N/A	N/A	N/A	N/A	N/A
Eaton Vance Floating-Rate Advantage Fund	0.25	0.60	0.75	None	N/A	N/A	0.25	N/A	N/A
Eaton Vance Floating-Rate Fund	0.25	1.00	1.00	None	N/A	N/A	0.25	N/A	N/A
Eaton Vance Floating-Rate & High Income Fund	0.25	1.00	1.00	None	N/A	N/A	0.25	N/A	None
Eaton Vance Global Income Builder Fund	0.25	N/A	1.00	None	N/A	N/A	N/A	0.75	N/A
Eaton Vance Global Macro Absolute Return Advantage Fund	0.30	N/A	1.00	None	N/A	N/A	N/A	0.75	N/A
Eaton Vance Global Macro Absolute Return Fund	0.30	N/A	1.00	None	N/A	N/A	N/A	0.75	N/A
Eaton Vance Global Macro Capital Opportunities Fund	0.30	N/A	N/A	None	N/A	N/A	N/A	N/A	N/A
Eaton Vance Government Obligations Fund	0.25	1.00	1.00	None	N/A	N/A	N/A	0.75	N/A
Eaton Vance High Income Opportunities Fund	0.25	1.00	1.00	None	N/A	N/A	N/A	N/A	N/A
Eaton Vance Multi-Strategy Absolute Return Fund	0.25	1.00	1.00	None	N/A	N/A	N/A	N/A	N/A
Eaton Vance Multi-Strategy All Market Fund	0.25	N/A	1.00	None	N/A	N/A	N/A	N/A	N/A
Eaton Vance Short Duration Government Income Fund	0.25	1.00	0.85	None	N/A	N/A	N/A	N/A	N/A
Eaton Vance Short Duration High Income Fund	0.25	N/A	N/A	None	N/A	N/A	N/A	N/A	N/A
Eaton Vance Short Duration Strategic Income Fund	0.25	1.00	1.00	None	N/A	N/A	N/A	0.75	N/A
Eaton Vance Stock Fund	0.25	N/A	1.00	None	N/A	N/A	N/A	N/A	N/A
Eaton Vance Tax-Managed Equity Asset Allocation Fund	0.25	1.00	1.00	None	N/A	N/A	N/A	N/A	N/A
Eaton Vance Tax-Managed Global Dividend Income Fund	0.25	1.00	1.00	None	N/A	N/A	N/A	N/A	N/A
Eaton Vance Tax-Managed Global Small-Cap Fund	0.25	N/A	1.00	None	N/A	N/A	N/A	N/A	N/A
Eaton Vance Tax-Managed Growth Fund 1.1	0.25	1.00	1.00	None	N/A	N/A	N/A	N/A	N/A
Eaton Vance Tax-Managed Growth Fund 1.2	0.25	1.00	1.00	None	N/A	N/A	N/A	N/A	N/A
Eaton Vance Tax-Managed Multi-Cap Growth Fund	0.25	1.00	1.00	N/A	N/A	N/A	N/A	N/A	N/A
Eaton Vance Tax-Managed Small-Cap Fund	0.25	1.00	1.00	None	N/A	N/A	N/A	N/A	N/A
Eaton Vance Tax-Managed Value Fund	0.25	N/A	1.00	None	N/A	N/A	N/A	N/A	N/A
Parametric Commodity Strategy Fund	N/A	N/A	N/A	N/A	0.25	N/A	N/A	N/A	N/A
Parametric Dividend Income Fund	N/A	N/A	N/A	N/A	0.25	N/A	N/A	N/A	N/A
Parametric Emerging Markets Core Fund	N/A	N/A	N/A	N/A	0.25	N/A	N/A	N/A	N/A
Parametric Emerging Markets Fund	N/A	N/A	1.00	N/A	0.25	N/A	N/A	N/A	None
Parametric Global Small-Cap Fund	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Parametric International Equity Fund	N/A	N/A	N/A	N/A	0.25	N/A	N/A	0.75	None
Parametric Tax-Managed International Equity Fund	N/A	N/A	1.00	N/A	0.25	N/A	N/A	N/A	N/A

Eaton Vance NextShares Trust
Eaton Vance Balanced NextShares	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Eaton Vance Global Income Builder NextShares	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Eaton Vance Growth NextShares	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Eaton Vance Large-Cap Value NextShares	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Eaton Vance Small-Cap NextShares	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Eaton Vance Stock NextShares	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Eaton Vance Richard Bernstein All Asset Strategy NextShares	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Eaton Vance Richard Bernstein Equity Strategy NextShares	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Parametric Emerging Markets NextShares	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Parametric International Equity NextShares	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

Eaton Vance NextShares Trust II
Eaton Vance Bond NextShares	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Eaton Vance Floating-Rate NextShares	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Eaton Vance Global Macro Absolute Return NextShares	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Eaton Vance Government Obligations NextShares	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Eaton Vance High Income Opportunities NextShares	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Eaton Vance High Yield Municipal Income NextShares	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Eaton Vance National Municipal Income NextShares	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Eaton Vance TABS 5-to-15 Year Laddered Municipal Bond NextShares	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

Eaton Vance Series Fund, Inc.(4)
Eaton Vance Emerging Markets Debt Opportunities Fund	0.25	N/A	N/A	None	N/A	N/A	N/A	N/A	None

Eaton Vance Series Trust
Eaton Vance Tax-Managed Growth Fund 1.0	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

Eaton Vance Series Trust II
Eaton Vance Income Fund of Boston	0.25	1.00	1.00	None	N/A	N/A	N/A	0.75	None

A-2

exhibitn_ex-99zn.doc

Parametric Tax-Managed Emerging Markets Fund	N/A	N/A	N/A	N/A	N/A	None	N/A	N/A	N/A
	A	B	C	I	Investor	Inst’l*	Advisers	R(1)	R6
Eaton Vance Special Investment Trust
Eaton Vance Balanced Fund	0.25	1.00	1.00	None	N/A	N/A	N/A	0.75	None
Eaton Vance Bond Fund	0.25	N/A	1.00	None	N/A	N/A	N/A	0.75	None
Eaton Vance Commodity Strategy Fund	0.25	N/A	1.00	None	N/A	N/A	N/A	N/A	N/A
Eaton Vance Core Bond Fund	0.25	N/A	N/A	None	N/A	N/A	N/A	N/A	N/A
Eaton Vance Dividend Builder Fund	0.25	N/A	1.00	None	N/A	N/A	N/A	N/A	N/A
Eaton Vance Global Small-Cap Fund	0.25	N/A	1.00	None	N/A	N/A	N/A	N/A	N/A
Eaton Vance Greater India Fund	0.30	1.00	1.00	None	N/A	N/A	N/A	N/A	N/A
Eaton Vance Growth Fund	0.25	N/A	1.00	None	N/A	N/A	N/A	0.75	N/A
Eaton Vance Hedged Stock Fund	0.25	N/A	1.00	None	N/A	N/A	N/A	N/A	N/A
Eaton Vance Large-Cap Value Fund	0.25	N/A	1.00	None	N/A	N/A	N/A	0.75	None
Eaton Vance Real Estate Fund	0.25	N/A	N/A	None	N/A	N/A	N/A	N/A	N/A
Eaton Vance Short Duration Real Return Fund	0.25	N/A	1.00	None	N/A	N/A	N/A	N/A	N/A
Eaton Vance Small-Cap Fund	0.25	1.00	1.00	None	N/A	N/A	N/A	0.75	N/A
Eaton Vance Special Equities Fund	0.25	N/A	1.00	None	N/A	N/A	N/A	N/A	N/A
Parametric Absolute Return Fund	N/A	N/A	N/A	N/A	0.25	None	N/A	N/A	N/A

* Institutional Class Shares

(1)

The distribution plan for Class R shares authorized distribution and service fee payments of up to 0.75% annually.  The Fund’s Board of Trustees has authorized distribution and service fees equal to 0.50% annually.

(2)

The distribution plans for Class A, Class B and Class C shares (as applicable) authorize distribution and service fees of up to 0.25% annually.  The Funds’ Board of Trustees has authorized distribution and service fees of 0.15% annually.

(3)

The distribution plans for Class A, Class B and Class C shares (as applicable) authorize distribution and service fees of up to 0.25% annually.  The Funds’ (except the Eaton Vance California and Municipal Opportunities Funds, the Eaton Vance National and High Yield Municipal Income Funds, the Eaton Vance TABS 1-to-10, 5-to-15 and 10-to-20 Year Laddered Municipal Bond Funds and the Eaton Vance TABS Intermediate-Term and Short-Term Municipal Bond Funds) Board of Trustees has authorized distribution and service fees of 0.20% annually.

(4)

Although a Maryland corporation, Eaton Vance Series Fund, Inc. (the "Corporation") is referred to herein as "Trust" for convenience.  References in the Plan to Trustees are deemed to refer to the Directors of the Corporation.

A-3

exhibitn_ex-99zn.doc